As filed with the Securities and Exchange Commission on December 6, 2001.
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             WASHINGTON MUTUAL, INC.
             (Exact name of registrant as specified in its charter)

         Washington                                             91-1653725
(State or other jurisdiction of                              (I.R.S.  Employer
incorporation or organization)                           Identification Number)


                           1201 Third Avenue Seattle,
                                Washington 98101
              (Address of principal executive officers) (Zip Code)

                     WASHINGTON MUTUAL EQUITY INCENTIVE PLAN
                WASHINGTON MUTUAL, INC. FEBRUARY 2001 WAMU SHARES

                            (Full title of the Plans)

                                Sophie Hager Hume
                     Vice President and Assistant Secretary
                             Washington Mutual, Inc.
                                1201 Third Avenue
                            Seattle, Washington 98101
                                 (206) 461-2000
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                                 David R. Wilson
                       Heller Ehrman White & McAuliffe LLP
                          701 Fifth Avenue, Suite 6100
                            Seattle, Washington 98104
                                 (206) 447-0900

                         CALCULATION OF REGISTRATION FEE
================================= ===================== ===================== =================== =====================
            Title of                     Amount           Proposed Maximum     Proposed Maximum        Amount of
           Securities                    To be             Offering Price     Aggregate Offering      Registration
      to be Registered (1)         Registered (2)(3)       Per Share (4)           Price(4)               Fee
--------------------------------- --------------------- --------------------- ------------------- ---------------------
   Common Stock, no par value          19,950,000           See Footnote         $634,029,213           $151,533
================================= ===================== ===================== =================== =====================

(1) Includes associated Rights to purchase shares of the Common Stock of Washington Mutual, Inc. ("Washington Mutual" or the "Registrant"), which Rights are neither currently separable from the shares of Common Stock nor currently exercisable.

     The Exhibit Index appears after the Signature Page of this Registration Statement.

(2) Represents (i) 15,000,000 shares issuable under the Washington Mutual Equity Incentive Plan, as amended and restated as of January 16, 2001 (the "Equity Plan") and (ii) 4,950,000 shares issuable under the Washington Mutual, Inc. February 2001 WAMU Shares ("2001 WAMU Shares"). Does not include 3,112,683 shares issued or issuable pursuant to the Equity Plan and any shares issued or issuable in respect of such shares as a result of a 3-for-2 stock split of the Common Stock effective May 15, 2001, all of which shares the Company previously registered pursuant to Registration Statement No. 333-69503 and Registration Statement No. 333-86840.

(3) There is also registered pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act") an undetermined number of additional shares of Common Stock that may be sold in accordance with the provisions of the plans named in footnote (2) to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(4) Estimated pursuant to Rules 457(c) and (h) of the Securities Act solely for purposes of calculating the amount of the registration fee. The proposed maximum offering price per share of Common Stock is based upon (i) an exercise price per share of $34.00 as to 4,950,000 shares issuable pursuant to outstanding and unexercised options granted under 2001 WAMU Shares, (ii) an aggregate exercise price of $16,813,735 for 507,707 shares issuable pursuant to outstanding and unexercised options granted under the Equity Plan and (iii) as to 14,467,144 shares reserved for issuance under the Equity Plan, the average of the high price and low price of the Common Stock as reported by the New York Stock Exchange on December 3, 2001.

         Unless otherwise indicated, all share amounts in this Registration Statement are as adjusted for a 3-for-2 stock split of the Common Stock effective May 15, 2001.


                           INCORPORATION BY REFERENCE

         Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements filed by Washington Mutual, Inc. ("Washington Mutual" or the "Registrant") under Registration Nos. 333-69503 and 333-86840 with respect to securities offered pursuant to the Equity Plan are incorporated by reference herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In  accordance   with  Rule  428  under  the  Securities  Act  and  the
instructional Note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this Registration Statement.

                                     PART II

               Information Required in the Registration Statement

Item 3.           Incorporation of Documents by Reference.

         Washington Mutual hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

         (a) Washington Mutual's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

         (c) Current Reports on Form 8-K filed on January 8, 2001, January 17, 2001, January 18, 2001, January 22, 2001, January 23, 2001, April 3, 2001, April
18, 2001,  April 20, 2001, April 30, 2001, June 25, 2001, July 5, 2001, July 18,
2001, October 17, 2001 and October 24; 2001;

         (d) The description of Washington Mutual's common stock, no par value, contained in Item 1 of Washington Mutual's Registration Statement on Form 8-A filed on December 3, 1998, file no. 001-14667;

         (e) The description of Washington Mutual's Shareholder Rights Plan contained in Item 1 of Washington Mutual's Registration Statement on Form 8-A filed on January 8, 2001, file no. 001-14667.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         The validity of the shares offered hereby will be passed upon for Washington Mutual by Heller Ehrman White & McAuliffe LLP, 701 Fifth Avenue, Suite 6100, Seattle, Washington 98104. Members of Heller Ehrman White & McAuliffe LLP and other attorneys employed by the firm that have provided advice with respect to this matter in the aggregate owned or had options to acquire 16,970 shares of Common Stock as of December 4, 2001.

Item 6.           Indemnification of Directors and Officers.

         Section 23B.08.320 of the Washington Business Corporation Act (the "Corporation Act") provides that the personal liability of directors to a corporation imposed by Section 23B.08.310 of the Corporation Act may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. At Article XIII of its Restated Articles of Incorporation, Washington Mutual has elected to eliminate the liability of directors to Washington Mutual to the extent permitted by law. Thus, a director of Washington Mutual is not personally liable to Washington Mutual or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors, then the liability of Washington Mutual directors will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

         Section 23B.08.560 of the Corporation Act provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the Corporation Act, provided that no such indemnity shall indemnify any director
(i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

         Pursuant to Article X of Washington Mutual's Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of Washington Mutual, including without limitation, liability under the Securities Act. Washington Mutual is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct or a knowing violation of the law of such person, or from or on account of conduct in violation of RCW

23B.08.310, or from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If Washington law is amended to authorize further indemnification of directors, then Washington Mutual directors shall be indemnified to the fullest extent permitted by Washington law, as so amended. Also, pursuant to Article X of Washington Mutual's Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual may, by action of the Washington Mutual Board, provide indemnification and pay expenses to officers, employees and agents of Washington Mutual or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Washington Mutual pursuant to the provisions described above, Washington Mutual has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

4.1 Washington Mutual Equity Incentive Plan, as amended and restated as of January 16, 2001 (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

4.2               Washington Mutual, Inc. February 2001 WAMU Shares.

4.3 Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

4.4 Articles of Amendment to the Amended and Restated Articles of Incorporation creating a class of preferred stock, Series RP (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).

4.5 Articles of Amendment to the Amended and Restated Articles of Incorporation creating a class of preferred stock, Series H (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).

4.6 Restated Bylaws of the Registrant, as amended (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

4.7 Rights Agreement dated as of December 20, 2000, between Registrant and Mellon Investor Services, L.L.C. as Rights Agent (incorporated by reference to the Registrant's Current Report on Form 8-K, filed January 8, 2001).

4.8 The Registrant agrees to furnish the Securities and Exchange Commission, upon request, with copies of all instruments defining the rights of holders of long-term debt of the Registrant and its consolidated subsidiaries.

5.1               Opinion of Heller Ehrman White & McAuliffe LLP.

23.1 Consent of Heller Ehrman White & McAuliffe LLP (included as part of Opinion of Heller Ehrman White & McAuliffe LLP).

23.2              Consent of Deloitte & Touche LLP.

24. Power of Attorney (included on the signature page to this Registration Statement).

Item 9.           Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided,however, that paragraphs (a)(1)(i) and (a) (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant's Restated Articles of Incorporation and Restated Bylaws discussed in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on this 30th day of November, 2001.

                             WASHINGTON MUTUAL, INC.


                             By: /s/ Kerry K. Killinger
                             ----------------------------------------
                             Kerry K. Killinger
                             Chairman, President and Chief Executive
                             Officer

                                Power of Attorney

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fay L. Chapman and William A. Longbrake, or either of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



/s/ Kerry K. Killinger                                    November 30, 2001
-----------------------------------------------------
Kerry K. Killinger
Chairman of the Board of Directors,
President and Chief Executive Officer
(Principal Executive Officer)


/s/ William A. Longbrake                                  November 30, 2001
-----------------------------------------------------
William A. Longbrake
Vice Chair and Chief Financial Officer
(Principal Financial Officer)

/s/ Robert H. Miles                                       November 30, 2001
-----------------------------------------------------
Robert H. Miles
Senior Vice President and Controller
(Principal Accounting Officer)


/s/ Douglas P. Beighle                                    November 30, 2001
-----------------------------------------------------
Douglas P. Beighle
Director



-----------------------------------------------------
David Bonderman
Director



-----------------------------------------------------
J. Taylor Crandall
Director



/s/ Anne V. Farrell                                       November 30, 2001
-----------------------------------------------------
Anne V. Farrell
Director


/s/ Stephen E. Frank                                      November 30, 2001
-----------------------------------------------------
Stephen E. Frank
Director


/s/ William P. Gerberding                                 November 30, 2001
-----------------------------------------------------
William P. Gerberding
Director


/s/ Enrique Hernandez, Jr.                                November 30, 2001
-----------------------------------------------------
Enrique Hernandez, Jr.
Director


/s/ Phillip D. Matthews                                   November 30, 2001
-----------------------------------------------------
Phillip D. Matthews
Director

/s/ Michael K. Murphy                                     November 30, 2001
-----------------------------------------------------
Michael K. Murphy
Director


/s/ Mary A. Pugh                                          November 30, 2001
-----------------------------------------------------
Mary A. Pugh
Director

/s/ William G. Reed, Jr.                                  November 30, 2001
-----------------------------------------------------
William G. Reed, Jr.
Director


/s/ Elizabeth A. Sanders                                  November 30, 2001
-----------------------------------------------------
Elizabeth A. Sanders
Director


/s/ William D. Schulte                                    November 30, 2001
-----------------------------------------------------
William D. Schulte
Director


/s/ James H. Stever                                       November 30, 2001
-----------------------------------------------------
James H. Stever
Director


/s/ Willis B. Wood, Jr.                                   November 30, 2001
-----------------------------------------------------
Willis B. Wood, Jr.
Director

                                INDEX TO EXHIBITS

Exhibit           Description

4.1 Washington Mutual Equity Incentive Plan, as amended and restated as of January 16, 2001 (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

4.2               Washington Mutual, Inc. February 2001 WAMU Shares.

4.3 Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

4.4 Articles of Amendment to the Amended and Restated Articles of Incorporation creating a class of preferred stock, Series RP (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).

4.5 Articles of Amendment to the Amended and Restated Articles of Incorporation creating a class of preferred stock, Series H (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).

4.6 Restated Bylaws of the Registrant, as amended (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

4.7 Rights Agreement dated as of December 20, 2000, between Registrant and Mellon Investor Services, L.L.C. as Rights Agent (incorporated by reference to the Registrant's Current Report on Form 8-K, filed January 8, 2001).

4.8 The Registrant agrees to furnish the Securities and Exchange Commission, upon request, with copies of all instruments defining the rights of holders of long-term debt of the Registrant and its consolidated subsidiaries.

5.1               Opinion of Heller Ehrman White & McAuliffe LLP.

23.1 Consent of Heller Ehrman White & McAuliffe LLP (included as part of Opinion of Heller Ehrman White & McAuliffe LLP).

23.2              Consent of Deloitte & Touche LLP.

24. Power of Attorney (included on the signature page to this Registration Statement).